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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-36353, No. 333-85943 and No. 333-73416) and
Forms S-8 (No. 333-82407 and No. 333-71110) of Elizabeth Arden, Inc. of our report dated April 5, 2002, relating to the financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

New York, New York
April 30, 2002